UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

AFFYMAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

19200 Stevens Creek Blvd. Suite 240
Cupertino, CA 95014
(Address of principal executive offices and zip code)

(650) 812 -8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 11, 2014, the California Superior Court for the County of Santa Clara granted preliminary approval of the settlement of the consolidated derivative action against certain current and former directors and officers of Affymax, Inc. (“Affymax” or the “Company”), and against Affymax as a nominal defendant, and the Court set a further hearing, currently scheduled for September 19, 2014, to consider final approval of the settlement. Pursuant to the Court’s order, the Company has attached hereto the Notice of Settlement as Exhibit 99.1 and the Stipulation of Settlement as Exhibit 99.2.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1 99.2	Notice of Proposed Settlement Stipulation of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC.

Dated: July 17, 2014	By:	/s/ J. Weston Rose
J. Weston Rose President

Exhibit 99.1

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

IN RE AFFYMAX, INC. SHAREHOLDER DERIVATIVE LITIGATION	) ) ) ) ) ) ) ) ) ) ) ) ) )	Lead Case No. 113CV243259 (Consolidated with Case No. 113CV243962) NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING Judge: Hon. Peter H. Kirwan Dept.: 1 Date Action Filed: March 19, 2013
This Document Relates To: ALL ACTIONS.

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF AFFYMAX, INC. ("AFFYMAX" OR THE "COMPANY") AS OF MAY 29, 2014 ("CURRENT AFFYMAX SHAREHOLDERS").
THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT AFFYMAX SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.
YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Superior Court of the State of California, County of Santa Clara (the "Court"), a proposed Settlement has been reached by the Parties to the shareholder derivative action brought on behalf of Affymax, captioned In re Affymax, Inc. Derivative Litigation, Lead Case No. 113CV243259 (the "Action").
As explained below, the Court will hold a Settlement Hearing on September 19, 2014 at 9:00 a.m., before the Honorable Peter H. Kirwan, Department 1 of the Superior Court of the State of California, Santa Clara County, located at 191 N. 1st Street, San Jose, California 95113, to determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.
The terms of the Settlement are set forth in the Parties' Stipulation and summarized in this Notice. If approved by the Court, the Settlement will fully resolve the Action, including the dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court's office, 191 N. 1st Street, San Jose, California 95113. The Stipulation is also available for viewing on the website of Affymax at http://www.affymax.com.
This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and Settlement of the Action.
There is No Claims Procedure. This case was brought to protect the interests of Affymax and its shareholders. The Settlement has assisted the Company in securing insurance money to settle the

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

related Securities Class Action and will result in changes to the Company's corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	SUMMARY OF THE ACTION
On March 19, 2013, plaintiff Christopher Scott ("Scott") filed a shareholder derivation action, captioned Scott v. Orwin, Case No. 113CV243259, in the Court on behalf of Affymax, alleging breaches of fiduciary duty by the Individual Defendants relating to their alleged misrepresentation of the safety and efficacy, among other things, of the Company's only product, OMONTYS® (peginesatide) Injection ("OMONTYS") (the "Scott Action"). Specifically, Plaintiff Scott alleged that the Individual Defendants, inter alia: (i) disregarded red flags alerting them of hypersensitivity (or allergic) reaction experienced by patients using OMONTYS during the drug's Phase 3 clinical trials; (ii) failed to implement additional testing to develop a better understanding of the issues and determine the root cause of the reaction; and (iii) failed to disclose the full extent of the safety issues associated with using OMONTYS and instead consistently touted the Company's business prospects in order to drive up the stock price of Affymax.
On April 2, 2013, plaintiff Michael Markland ("Markland") filed a shareholder derivation action, captioned Markland v. Orwin, Case No. 113CV243962, in the Court, alleging substantively similar wrongdoings as the Scott Action.
Counsel for the Settling Parties engaged in arm's-length negotiations concerning the terms and conditions of a potential resolution of the Action, including a mediation before the Honorable Layn R. Phillips (Ret.). After arm's-length negotiations with the assistance and involvement of the Mediator, the Settling Parties were able to reach an agreement-in-principle to resolve the Action. Following the mediation and negotiations, counsel for the Settling Parties reached an agreement providing for the settlement of the Action as documented by the Stipulation.

II.	PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

Plaintiffs believe that the Action has substantial merit, and Plaintiffs' entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the unique and difficult circumstances the Company is currently facing. Plaintiffs and their counsel also acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs' Counsel are also mindful of the inherent problems of establishing demand futility, and the possible defenses to the claims alleged in the Action.
Plaintiffs' Counsel have conducted extensive investigation, including, inter alia: (i) reviewing Affymax's press releases, public statements, U.S. Securities and Exchange Commission ("SEC") filings, and securities analysts' reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Action and the potential defenses thereto; (iv) preparing and filing derivative complaints; (v) conducting extensive damages analyses; (vi) participating in informal conferences with Defendants' Counsel regarding the specific facts of the cases, the perceived strengths and weaknesses of the cases, and other issues in an effort to facilitate negotiations and fact gathering; (vii) reviewing and analyzing relevant documents in the Securities Class Action—including the motion to dismiss briefing and the Court's order denying the defendants' motion to dismiss—and evaluating the merits of, and the defendants' potential liability in connection with, the Securities Class Action; (viii) submitting comprehensive briefs prior to mediation, outlining their position, and their claims in the Action; (ix) actively participating in an in-person, full-day mediation to assist in securing, among other things, the settlement of the Securities Class Action; and (x) negotiating this Settlement with Defendants. Based on Plaintiffs' Counsel's thorough review

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

and analysis of the relevant facts and difficult circumstances, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Affymax and its shareholders. Based on their evaluation, Plaintiffs, their counsel, and Affymax have determined that the Settlement is in the best interests of Affymax and its shareholders and have agreed to settle the Action upon the terms set forth in the Stipulation.

III.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied and continue to deny each and all of the claims, contentions, and allegations made against them or that could have been made against them in the Action, and believe the Action has no merit. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. The Individual Defendants assert that they have satisfied their fiduciary duties and have acted in good faith and in the best interest of Affymax and its shareholders at all relevant times. Defendants have thus entered into the Stipulation to avoid the continuing additional expense, inconvenience, and distraction of the Action, as well as the risks and uncertainty inherent in any lawsuit. Defendants believe that it is desirable and beneficial that the Action be settled in the manner and upon the terms and conditions set forth in the Stipulation because, among other things, it will allow the Company to pursue alternatives in the best interests of its shareholders that may not be possible without this Settlement. Further, Affymax, through its Board of Directors, acknowledges that the Settlement is fair, reasonable, and adequate, and in the best interests of Affymax and its shareholders.

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	THE SETTLEMENT HEARING
The Settlement Hearing will be held before the Honorable Peter H. Kirwan on September 19, 2014 at 9:00 a.m., in Department 1 of the Superior Court of the State of California, Santa Clara County, located at 191 N. 1st Street, San Jose, California 95113, to determine whether: (i) the Settlement of the Action upon the terms and subject to the conditions set forth in the Stipulation is fair, reasonable, and adequate and should be approved by the Court; (ii) the Action should be dismissed with prejudice; and (iii) to approve the agreed upon Fee and Expense Amount for Plaintiffs' Counsel's fees and expenses as set forth in the Stipulation. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

V.	TERMS OF THE SETTLEMENT
The terms and conditions of the proposed Settlement are set forth in the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the website of Affymax at http://www.affymax.com. The following is only a summary of its terms.
The Settling Parties have conducted arm's-length negotiations over an extended period of time and have reached an agreement in good-faith to settle the Action with the assistance of the Honorable Layn R. Phillips (Ret.), a former federal district court judge and highly respected mediator with extensive experience in the mediation of complex shareholder derivative actions. As consideration for the Settlement, Affymax has agreed to acknowledge that the Action materially assisted the Company in

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

securing $6.5 million in insurance proceeds to settle the Securities Class Action and adopt and/or implement certain corporate governance reforms, as discussed below.
Corporate Governance Reforms. As a result of the filing, prosecution, and settlement of the Action, Affymax has agreed to adopt the corporate governance reforms set forth in section I.A. of Exhibit A to the Stipulation within thirty days after the Effective Date, and to keep such reforms in force and effect for a period of no less than five years. All other provisions set forth in Exhibit A shall be implemented and maintained for a period of no less than five years if Affymax reintroduces OMONTYS to the market or initiates plans to develop any new drug, medical device, product, or other related venture and Affymax continues to be a publicly traded company. Moreover, Affymax, through its Board of Directors, acknowledges and agrees that the securing of the $6.5 million as set forth above and corporate governance reforms, additions, amendments, or formalizations identified in Exhibit A to the Stipulation confer substantial benefits upon Affymax and its shareholders. Affymax, through its Board of Directors, also acknowledge that the prosecution and settlement of the Action were the sole factors in their decision to adopt and/or implement the corporate governance reforms set forth in Exhibit A.

VI.	DISMISSAL AND RELEASES
In connection with the Court's approval of the Settlement, Plaintiffs' Action and all claims asserted by Plaintiffs on behalf of Affymax and against the Individual Defendants will be dismissed with prejudice.
Upon the Effective Date, the Releasing Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

Further, upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs, Plaintiffs' Counsel, and Affymax from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

VII.	PLAINTIFFS' COUNSEL'S FEES AND EXPENSES
After negotiating the substantive terms of the settlement, Plaintiffs' Counsel and Affymax negotiated the attorneys' fees and expenses that Affymax's Board of Directors has agreed to cause Affymax and/or Defendants' insurers to pay, or cause to be paid, to Plaintiffs' Counsel, subject to Court approval. As a result of these negotiations, and in recognition of the substantial benefits conferred upon Affymax as a direct result of the prosecution and Settlement of the Action, and as subject to Court approval, Affymax and/or its insurers shall pay, or cause to be paid, to Plaintiffs' Counsel the agreed-to amount of $375,000 (the "Fee and Expense Amount"). To date, Plaintiffs' Counsel have neither received any payment for their services in connection with the Action, nor have counsel been reimbursed for their out-of-pocket expenses incurred. Neither the Individual Defendants nor Affymax's shareholders are personally liable for the payment of the Fee and Expense Amount.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING
Any Current Affymax Shareholder may object and/or appear and show cause, at their own expense, individually or through counsel of their own choice, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the amount of attorneys' fees and reimbursement of expenses should not be approved. However, unless otherwise ordered by the Court, no Current Affymax Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved,

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

the Judgment to be entered thereon approving the same, or the amount of attorneys' fees and reimbursement of expenses to Plaintiffs' Counsel, unless that shareholder has, at least fourteen calendar days prior to the Settlement Hearing:
(1)    filed with the Clerk of the Court a written objection to the settlement setting forth:

(a)	the nature of the objection;

(b)	proof of current ownership of Affymax common stock, including the number of shares of Affymax common stock and the date of purchase; and

(c)	any documentation in support of such objection.
(2)    If a Current Affymax Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court:

(a)	written notice of such shareholder's intention to appear;

(b)	a statement that indicates the basis for such appearance; and

(c)	the identities of any witnesses, if any, the shareholder intends to call at the Settlement Hearing and a statement as to the subject of their testimony.
If a Current Affymax Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

Clerk of the Court Superior Court of the State of California Santa Clara County 191 N. 1st Street San Jose, CA 95113 The Court
Brian J. Robbins
Kevin A. Seely
Joan M. Rabutaso
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Co-Lead Counsel for Plaintiffs

John C. Dwyer
Jeffrey Kaban
COOLEY LLP
5 Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306

Counsel for Defendants John A. Orwin, Robert F. Venteicher, Jeffrey H. Knapp, Anne-Marie Duliege, Herb Cross, Kathleen Laporte, Ted W. Love, Daniel K. Spiegelman, John P. Walker, Christine Van Heek, Keith R. Leonard, Jr., Hollings C. Renton, and Nominal Defendant Affymax, Inc.
Corey D. Holzer Marshall P. Dees HOLZER & HOLZER, LLC 1200 Ashwood Parkway, Suite 410 Atlanta, GA 30388 Telephone: (770) 392-0090 Facsimile: (770) 392-0029 Co-Lead Counsel for Plaintiffs
Unless otherwise ordered by the Court, any Current Affymax Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, to the agreed upon Fee and Expense Amount, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.	CONDITIONS FOR SETTLEMENT

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things:
a.approval of the Settlement by Affymax's Board of Directors, which Defendants' Counsel represent has already been accomplished;
b.entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed to the Stipulation, approving the Settlement, without awarding costs to any party, except as provided herein;
c.the payment of the Fee and Expense Amount as approved by the Court; and
d.the passing of the date upon which the Judgment becomes Final.
If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Settling Parties to the Stipulation will be restored to their respective positions as of the date of execution of the Stipulation.

X.	EXAMINATION OF PAPERS AND INQUIRIES
There is additional information concerning the Settlement available in the Stipulation, which may be viewed on the website of Affymax at http://www.affymax.com. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, Superior Court of the State of California, Santa Clara County, located at 191 N. 1st Street, San Jose, California 95113. Or you can call Co-Lead Counsel for Plaintiffs: Robbins Arroyo LLP, 600 B Street, Suite 1900, San Diego, California 92101, Telephone: (800) 350-6003 or Holzer & Holzer, LLC, 1200 Ashwood Parkway, Suite 410, Atlanta, Georgia 30338, Telephone: (888) 508-6832, for additional information concerning the Settlement.
PLEASE DO NOT TELEPHONE THE COURT OR
AFFYMAX REGARDING THIS NOTICE.

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

926271

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

Exhibit 99.2

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

IN RE AFFYMAX, INC. SHAREHOLDER DERIVATIVE LITIGATION	) ) ) ) ) ) ) ) ) ) ) ) )	Lead Case No. 113CV243259 (Consolidated with Case No. 113CV243962) STIPULATION OF SETTLEMENT Judge: Hon. Peter H. Kirwan Dept.: 1 Date Action Filed: March 19, 2013
This Document Relates To: ALL ACTIONS.

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated May 29, 2014 (the "Stipulation"), is made and entered into by and among the following Settling Parties, by and through their respective counsel of record: (i) plaintiffs Christopher Scott and Michael Markland ("Plaintiffs"), individually and derivatively on behalf of nominal defendant Affymax, Inc. ("Affymax" or the "Company"); (ii) John A. Orwin, Robert F. Venteicher, Jeffrey H. Knapp, Anne-Marie Duliege, Herb Cross, Kathleen Laporte, Ted W. Love, Daniel K. Spiegelman, John P. Walker, Christine Van Heek, Keith R. Leonard, Jr., and Hollings C. Renton (collectively, the "Individual Defendants"); and (iii) nominal defendant Affymax. The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.

I.	FACTUAL BACKGROUND
1.    Overview of the Company's Unique Circumstances
Affymax is a biopharmaceutical company that develops drugs for the treatment of life-threatening conditions. On February 23, 2013, Affymax issued a press release announcing a nationwide voluntary recall of OMONTYS® (peginesatide) Injection ("OMONTYS"). OMONTYS was Affymax's core product. Shortly after the recall, Affymax laid off 75% of its workforce and announced that it was considering strategic alternatives, including a wind-down of operations. On May 28, 2013, The NASDAQ Stock Market delisted Affymax.
2.    Procedural Posture
On March 19, 2013, plaintiff Christopher Scott ("Scott") filed a shareholder derivation action, captioned Scott v. Orwin, Case No. 113CV243259, in the Superior Court of the State of California, County of Santa Clara (the "Court"), on behalf of Affymax, alleging, amongst other things, breaches of fiduciary duty by the Individual Defendants relating to their alleged misrepresentation of the safety and efficacy, among other things, of OMONTYS (the "Scott Action"). Specifically, plaintiff Scott alleged that the Individual Defendants, inter alia: (i)

STIPULATION OF SETTLEMENT

disregarded red flags alerting them of hypersensitivity (or allergic) reaction experienced by patients using OMONTYS during the drug's Phase 3 clinical trials; (ii) failed to implement additional testing to develop a better understanding of the issues and determine the root cause of the reaction; and (iii) failed to disclose the full extent of the safety issues associated with using OMONTYS and instead consistently touted the Company's business prospects in order to drive up the stock price of Affymax.
On April 2, 2013, plaintiff Michael Markland ("Markland") filed a shareholder derivation action, captioned Markland v. Orwin, Case No. 113CV243962, in the Court, alleging substantively similar wrongdoings as the Scott Action (the "Markland Action").
On April 18, 2013, the Court issued an order deeming the Scott Action complex.
On May 29, 2013, the parties submitted a joint stipulation to consolidate the Scott Action and the Markland Action, and to designate Robbins Arroyo LLP and Holzer & Holzer, LLC as Co-Lead Counsel for Plaintiffs in the consolidated action. On May 31, 2013, pursuant to the stipulation, the Court entered an order consolidating the Scott Action and Markland Action into the above-captioned consolidated state derivative action (the "Action") and appointing Robbins Arroyo LLP and Holzer & Holzer, LLC as Co-Lead Counsel.
On June 19, 2013, Plaintiffs served Defendants with an informal request for documents. Plaintiffs agreed to enter into a reasonable confidentiality agreement in exchange for the production of certain documents in support of settlement. Pursuant to Plaintiffs' request, on July 16, 2013, Defendants produced and Plaintiffs reviewed hundreds of pages of responsive documents. Counsel for plaintiff Scott also sent a settlement demand letter to counsel for Defendants in order to explore whether early settlement negotiations were possible and in the Company's best interests.
Shortly thereafter, the parties met and conferred concerning the most efficient manner in which to litigate the derivative claims brought on Affymax's behalf. The parties agreed that,

STIPULATION OF SETTLEMENT

given the unique circumstances, the best interests of the Company and efficient and effective case management would best be served by deferring all proceedings and continuing all responsive dates in order to monitor the ruling on defendants' motion to dismiss the related federal securities class action pending before the U.S. District Court for the Northern District of California (the "Federal Court") captioned Bartelt v. Affymax, Inc., Case No. 3:13-cv-01025-WHO (the "Securities Class Action"). The parties filed a stipulation and proposed order to that effect on August 2, 2013 (the "August 2, 2013 Stipulation") and the Court entered the order on August 6, 2013.
On January 21, 2014, the Federal Court entered an order granting in part and denying in part the motion to dismiss the Securities Class Action. Consistent with the August 2, 2013 Stipulation, the Plaintiffs and Defendants resumed their ongoing meet and confer efforts. On January 30, 2014, the parties stipulated, that given the unique circumstances of this case, the best interests of the Company and the Court would be further served by staying the Action pending resolution of the Securities Class Action (the "January 30, 2014 Stipulation"). In addition, the January 30, 2014 Stipulation provided that if document discovery were to move forward in the Securities Class Action, Defendants would provide Plaintiffs with the documents produced in the Securities Class Action. The Court entered an order to this effect on January 31, 2014.
On February 25, 2014, consistent with the January 30, 2014 Stipulation, Defendants produced certain documents pursuant to an agreement to keep the documents confidential and for settlement purposes only.
3.    Mediation Efforts
Shortly thereafter, on March 3, 2014, the Settling Parties agreed to participate in mediation with the Honorable Layn R. Phillips (Ret.) (the "Mediator").

STIPULATION OF SETTLEMENT

The parties submitted comprehensive briefs to the Mediator, outlining their positions, and their claims and defenses in the Action on April 25, 2014. Then, on May 8, 2014, the parties participated in an all-day, in-person mediation session with the Mediator.
On May 8, 2014, after arm's-length negotiations with the assistance and involvement of the Mediator, the Settling Parties were able to reach an agreement-in-principle to resolve the Action. As a result of these negotiations, the Settling Parties reached an agreement to settle the Action upon the terms and subject to the conditions set forth in this Stipulation (the "Settlement").

II.	PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT
Plaintiffs believe that the Action has substantial merit, and Plaintiffs' entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the unique and difficult circumstances the Company is currently facing. Plaintiffs and their counsel also acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs' Counsel are also mindful of the inherent problems of establishing demand futility, and the possible defenses to the claims alleged in the Action.
Plaintiffs' Counsel have conducted extensive investigation, including, inter alia: (i) reviewing Affymax's press releases, public statements, U.S. Securities and Exchange Commission ("SEC") filings, and securities analysts' reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Action and the potential defenses thereto; (iv) preparing and filing derivative

STIPULATION OF SETTLEMENT

complaints; (v) conducting damages analyses; (vi) participating in informal conferences with Defendants' Counsel regarding the specific facts of the cases, the perceived strengths and weaknesses of the cases, and other issues in an effort to facilitate negotiations and fact gathering; (vii) reviewing and analyzing relevant documents in the Securities Class Action—including the motion to dismiss briefing and the Federal Court's order granting in part and denying in part the defendants' motion to dismiss—and evaluating the merits of, and the defendants' potential liability in connection with, the Securities Class Action; (viii) submitting comprehensive briefs prior to mediation, outlining their position, and their claims in the Action; (ix) actively participating in an in-person, full-day mediation to assist in securing, among other things, the settlement of the Securities Class Action; and (x) negotiating this Settlement with Defendants. Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts and difficult circumstances, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Affymax and its shareholders. Based on their evaluation, Plaintiffs, their counsel and Affymax have determined that the Settlement is in the best interests of Affymax and its shareholders and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied and continue to deny each and all of the claims, contentions, and allegations made against them or that could have been made against them in the Action, and believe the Action has no merit. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. The Individual Defendants assert that they have satisfied their fiduciary duties and have acted in good faith and in the best interest of Affymax and its shareholders at all relevant times. Defendants have thus entered

STIPULATION OF SETTLEMENT

into the Stipulation to avoid the continuing additional expense, inconvenience, and distraction of the Action, as well as the risks and uncertainty inherent in any lawsuit. Defendants believe that it is desirable and beneficial that the Action be settled in the manner and upon the terms and conditions set forth in this Stipulation because, among other things, it will allow the Company to pursue alternatives in the best interests of its shareholders that may not be possible without this Settlement. Further, Affymax, through its Board of Directors, acknowledges that the Settlement is fair, reasonable, and adequate, and in the best interests of Affymax and its shareholders.
Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as set forth below.

1.	Definitions
As used in the Stipulation, the following terms have the meanings specified below:

STIPULATION OF SETTLEMENT

1.1    "Action" means the derivative actions that were consolidated and styled as In re Affymax, Inc. Shareholder Derivative Litigation, Lead Case No. 113CV243259 (Cal. Super. Ct. – Santa Clara Cnty. May 31, 2013).
1.2    "Co-Lead Counsel" means Robbins Arroyo LLP and Holzer & Holzer, LLC.
1.3    "Court" means Superior Court of the State of California, County of Santa Clara.
1.4    "Current Affymax Shareholders" means any Person who owned Affymax common stock as of the date of the execution of the Stipulation, excluding the Individual Defendants, the officers and directors of Affymax, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
1.5    "Defendants" means, collectively, nominal defendant Affymax, John A. Orwin, Robert F. Venteicher, Jeffrey H. Knapp, Anne-Marie Duliege, Herb Cross, Kathleen Laporte, Ted W. Love, Daniel K. Spiegelman, John P. Walker, Christine Van Heek, Keith R. Leonard, Jr., and Hollings C. Renton.
1.6    "Defendants' Counsel" means Cooley LLP.
1.7    "Federal Court" means U.S. District Court for the Northern District of California.
1.8    "Effective Date" means the date by which the events and conditions specified in paragraph 6.1 of the Stipulation have been met and have occurred.
1.9    "Final" means the date upon which the last of the following shall occur with respect to the Judgment approving the Stipulation, substantially in the form of Exhibit D attached hereto: (i) the expiration of the time to file a notice of appeal from the Judgment; or (ii) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (iii) if a higher court has

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granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal's decision affirming the Judgment or dismissing the appeal.
1.10    "Individual Defendants" means John A. Orwin, Robert F. Venteicher, Jeffrey H. Knapp, Anne-Marie Duliege, Herb Cross, Kathleen Laporte, Ted W. Love, Daniel K. Spiegelman, John P. Walker, Christine Van Heek, Keith R. Leonard, Jr., and Hollings C. Renton.
1.11    "Judgment" means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.
1.12    "Affymax" or the "Company" means nominal defendant Affymax, Inc., a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.
1.13    "Notice" means the Notice of Proposed Settlement and Settlement Hearing, substantially in the form attached hereto as Exhibit C.
1.14    "Person" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
1.15    "Plaintiffs" means collectively, Christopher Scott and Michael Markland.
1.16    "Plaintiffs' Counsel" means, collectively, any counsel who has appeared at any time for any of the Plaintiffs in the Action, including Co-Lead Counsel.
1.17    "Related Persons" means: (i) with regard to each Individual Defendant, the Individual Defendant's spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Individual Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents,

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subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and each of the Individual Defendant's present and former attorneys, legal representatives, insurers, and assigns in connection with the Action; and (ii) with regard to Affymax, all past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns for Affymax and all such Persons of any entity in which Affymax has a controlling interest.
1.18    "Released Claims" means any and all suits, claims, debts, demands (whether written or oral), rights, liabilities, damages, promises, controversies, costs, expenses, attorneys' fees, losses of any sort whatsoever, and causes of action of every nature and description whatsoever, including both known and Unknown Claims (as defined in ¶1.25 below), whether or not concealed or hidden, asserted or that could have been asserted by any shareholder on behalf of Affymax, or by Affymax, against any Released Person that arise out of or relate to: (i) the allegations asserted in the Action or to the matters and occurrences that were alleged in the Action; or (ii) the Settlement, defense or resolution of the Action, except for any claims to enforce the Settlement. Excluded from the term "Released Claims" are the claims alleged in the Securities Class Action.
1.19    "Released Persons" means collectively, Affymax and each of the Individual Defendants and their Related Persons. "Released Person" means, individually, any of the Released Persons and/or their respective Related Persons.
1.20    "Releasing Persons" means Plaintiffs (both individually and derivatively on behalf of Affymax), all other Current Affymax Shareholders, Plaintiffs' Counsel, and Affymax. "Releasing Person" means, individually, any of the Releasing Persons.

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1.21    "Securities Class Action" means the federal securities fraud class action pending before the U.S. District Court for the Northern District of California, captioned Bartelt v. Affymax, Inc., Case No. 3:13-cv-01025-WHO.
1.22    "Settlement" means the settlement and compromise of the Action as provided for herein.
1.23    "Settlement Hearing" means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.
1.24    "Settling Parties" or "Parties" means, collectively, each and all of the Plaintiffs (on behalf of themselves and derivatively on behalf of Affymax) and Defendants. "Settling Party" or "Party" means, individually, any of the Settling Parties.
1.25    "Unknown Claims" means any claim(s) which any of Plaintiffs, Affymax, or Current Affymax Shareholders do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive and each of the Current Affymax Shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or foreign jurisdiction, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The Settling Parties acknowledge, and the Current Affymax Shareholders shall be deemed by operation of the Judgment to have acknowledged, that they may hereafter discover facts in addition

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to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties, and by operation of the Judgment for Current Affymax Shareholders to be deemed, to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, hidden or concealed, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge, and the Current Affymax Shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

2.	Terms of the Settlement
Defendants acknowledge that the Action materially assisted the Company in securing $6.5 million in insurance proceeds to settle the Securities Class Action.
2.1    As a result of the filing, prosecution, and settlement of the Action, Affymax shall, within thirty calendar days after the Effective Date, formally express and/or implement and maintain in substance the corporate governance reforms, additions, amendments, or formalizations identified in section I.A of Exhibit A, attached hereto, for a period of no less than five years. All other provisions set forth in Exhibit A shall be implemented and maintained for a period of no less than five years if Affymax reintroduces OMONTYS to the market or initiates plans to develop any new drug, medical device, product, or other related venture and Affymax continues to be a publicly traded company. Affymax, through its Board of Directors, acknowledges and agrees that the securing of the proceeds set forth in paragraph 2.1 and the corporate governance reforms, additions, amendments, or formalizations identified in Exhibit A attached hereto confer substantial benefits upon Affymax and its shareholders. Affymax, through its Board of Directors, also acknowledges

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that the prosecution and settlement of the Action were the sole factors in their decision to adopt and/or implement the corporate governance reforms set forth in Exhibit A.

3.	Approval and Notice
a.    Promptly after execution of the Stipulation, Plaintiffs shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of an order (the "Preliminary Approval Order"), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Affymax Shareholders; and (iii) a date for the Settlement Hearing.
3.2    Notice to Current Affymax Shareholders shall consist of a Notice of Proposed Settlement and Settlement Hearing ("Notice"), which includes the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C.
3.3    Affymax shall undertake the administrative responsibility for giving notice to Current Affymax Shareholders and shall be solely responsible for paying the costs and expenses related to providing such notice to its shareholders. Within ten business days after the entry of the Preliminary Approval Order, Affymax shall post a copy of the Notice and Stipulation on the Company website, and shall file a Current Report on Form 8-K with the SEC that includes the Notice and Stipulation. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Affymax and/or its insurers. The Settling Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Affymax shareholders pursuant to applicable law and due process. Prior to the Settlement Hearing, Defendants' Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice.

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3.4    Pending the Court's determination as to final approval of the Settlement, Plaintiffs and Releasing Persons are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of: (i) any action asserting any Released Claim against any of the Released Persons; and/or (ii) all claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.

4.	Attorneys' Fees and Reimbursement of Expenses
4.1In recognition of the substantial benefits conferred upon Affymax as a direct result of the prosecution and Settlement of the Action, and subject to Court approval, Affymax's Board of Directors agrees to cause Affymax and/or Defendants' insurers to pay, or cause to be paid, to Plaintiffs' Counsel the agreed-to amount of $375,000 (the "Fee and Expense Amount"). The Fee and Expense Amount, as approved by the Court, shall constitute final and complete payment for Plaintiffs' Counsel's fees and expenses that have been incurred or will be incurred in connection with the Action. The Fee and Expense Amount shall be funded to Robbins Arroyo LLP as receiving agent for Plaintiffs' Counsel within ten business days of the entry of the Judgment.
4.2In the event that the Judgment fails to become Final as defined in paragraph 1.9 herein, then it shall be the obligation of Plaintiffs' Counsel to make appropriate refunds or repayments to Affymax's and/or Defendants' insurers of any attorneys' fees and expenses previously paid within fifteen business days of receiving notice from Defendants' Counsel or from a court of appropriate jurisdiction.

5.	Releases
5.1    Upon the Effective Date, the Releasing Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown

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Claims) against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.
5.2    Except as set forth in paragraph 5.3 below, upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs, Plaintiffs' Counsel, and Affymax from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.
5.3    Nothing in this Stipulation or in paragraph 5.2 above constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers' subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims of Defendants under any directors' and officers' liability insurance or other applicable insurance coverage maintained by the Company. Nothing in this Stipulation or in paragraph 5.2 above constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification, whether under any written indemnification or advancement agreement, or under the Company's charter, by-laws, or under applicable law.
5.4    Defendants and their respective Related Persons shall have no responsibility for, and no liability whatsoever with respect to, the fee allocation among Plaintiffs' Counsel.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination
6.1The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:
i.approval of the Settlement by Affymax's Board of Directors, which Defendants' Counsel represent has already been accomplished;

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ii.entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed hereto, approving the Settlement, without awarding costs to any party, except as provided herein;
iii.the payment of the Fee and Expense Amount as approved by the Court; and
iv.the passing of the date upon which the Judgment becomes Final.
6.2If any of the conditions specified above in paragraph 6.1 are not met, then the Stipulation shall be canceled and terminated subject to paragraph 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation.
6.3If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (i) all Settling Parties and Released Persons shall be restored to their respective positions prior to execution of this Stipulation; (ii) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (iii) the Fee and Expense Amount paid to Plaintiffs' Counsel shall be refunded and returned within fifteen business days of said event plus interest earned with respect to such amount; and (iv) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose.

7.	Bankruptcy
7.1    In the event any proceedings by or on behalf of Affymax, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any

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appointment of a receiver, for all or substantially all of the assets of Affymax ("Bankruptcy Proceedings"), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of the Stipulation and Court approval of the Settlement in a timely and expeditious manner. By way of example only, the Settling Parties agree to cooperate in making applications and motions to the bankruptcy court for relief from any stay, approval of the Settlement, authority to release funds, authority for the Defendants' insurer(s) to disburse insurance proceeds consistent with the Stipulation, authority to release claims and indemnify Released Persons, and authority for the Court to enter all necessary orders and judgments, and any other Action reasonably necessary to effectuate the terms of the Settlement.
7.2    If any Bankruptcy Proceedings by or on behalf of Affymax are initiated prior to the payment of the Fee and Expense Amount as approved by the Court, the Settling Parties shall agree to seek an order from the bankruptcy court presiding over such Bankruptcy Proceedings: (i) either lifting the automatic stay for the limited purpose of authorizing such payment, or finding that the payment of the Fee and Expense Amount as approved by the Court by the Defendants' insurers under their respective policies or related compromise of coverage does not violate the automatic stay; and (ii) authorizing or otherwise approving the payment of the Fee and Expense Amount as approved by the Court by the Defendants' insurers under their respective policies or related compromise of coverage such that it does not constitute a preference, voidable transfer, fraudulent transfer, or similar transaction. In addition, in the event of any Bankruptcy Proceedings by or on behalf of Affymax, the Settling Parties agree that all dates and deadlines in the Action, if any, or any dates and deadlines associated with the appeal of the Action, if any, will be extended for such periods of time as are necessary to use reasonable efforts to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of the Settlement.

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8.	Miscellaneous Provisions
8.1    The Settling Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of the Stipulation.
8.2    In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.
8.3    The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, section 128.7 of the California Code of Civil Procedure.
8.4    The Settling Parties agree that if any disputes arise related to the implementation and enforcement of the terms of the Stipulation, said disputes are to be resolved by the Mediator first by way of mediation, and if mediation is unsuccessful then by way of binding non-appealable arbitration.  If for any reason the Mediator is unavailable or has a conflict, the Settling Parties shall agree on a substitute neutral so that this clause may be enforced without returning to Court.  If the Settling Parties cannot agree upon a substitute neutral they will jointly petition the Mediator to select a neutral for them to enforce this clause.
8.5    Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Action. The existence

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of or the provisions contained in the Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Action, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Action or with respect to any of the claims settled in the Action, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal, or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Settling Parties may also file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement and/or the Judgment.
8.6    The Stipulation may be modified or amended only by a writing signed by the signatories hereto.
8.7    The Stipulation shall be deemed drafted equally by all Parties hereto.
8.8    No representations, warranties, or inducements have been made to any of the Parties concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
8.9    Nothing in this Stipulation shall limit in any way Affymax's ability to liquidate its assets, seek bankruptcy protection or other alternatives. Notwithstanding this and the terms set forth in paragraphs 7.1 and 7.2, should Affymax take such action, the Settling Parties agree that they will use all their reasonable efforts to effectuate the terms of the Settlement.

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8.10    The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and Released Persons.
8.11    Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Parties hereby warrants that such Person has the full authority to do so.
8.12    The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
8.13    This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.
8.14    In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.
8.15    The Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.
8.16    The Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State's choice of law principles.
8.17    The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties and their counsel submit to the jurisdiction of the Court solely for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

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IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys.

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Dated: May 29, 2014	ROBBINS ARROYO LLP BRIAN J. ROBBINS KEVIN A. SEELY JOAN M. RABUTASO /s/ Kevin A. Seely
KEVIN A. SEELY
600 B Street, Suite 1900 San Diego, CA 92101 Telephone: (619) 525-3990 Facsimile: (619) 525-3991
HOLZER & HOLZER, LLC COREY D. HOLZER MARSHALL P. DEES 1200 Ashwood Parkway, Suite 410 Atlanta, GA 30338 Telephone: (770) 392-0090 Facsimile: (770) 392-0029 Co-Lead Counsel for Plaintiffs

Dated: May 29, 2014	COOLEY LLP JOHN C. DWYER JEFFREY M. KABAN /s/ Jeffrey M. Kaban
JEFFREY M. KABAN

3175 Hanover Street
Palo Alto, CA 94304-1130
Telephone: (650) 843-5000
Facsimile: (650) 849-7400

Counsel for Defendants John A. Orwin, Robert F. Venteicher, Jeffrey H. Knapp, Anne-Marie Duliege, Herb Cross, Kathleen Laporte, Ted W. Love, Daniel K. Spiegelman, John P. Walker, Christine Van Heek, Keith R. Leonard, Jr., Hollings C. Renton, and Nominal Defendant Affymax, Inc.

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EXHIBIT A
In re Affymax, Inc. Shareholder Derivative Litigation, Lead Case No. 113CV243259 (Cal. Super. Ct.-Santa Clara Cnty. May 31, 2013).

V.	CORPORATE GOVERNANCE
Provision "A" shall be implemented within 30 days of the Effective Date of the settlement and maintained for a period of not less than five years. All other provisions shall be implemented and maintained for a period of not less than five years if Affymax reintroduces OMONTYS to the market or initiates plans to develop any new drug, medical device, product, or other related venture and Affymax continues to be a publicly traded company.

A.
Insider Trading. The Company alludes to an Insider Trading Policy in its Code of Business Conduct and Ethics. Affymax shall publish its Insider Trading Policyon its website within 30 days of final approval of the settlement. To the extent that these provisions do not already exist, Affymax's Insider Trading Policy should be amended to include the following:

1.
All directors and executive level employees must adopt a 10b5-1 trading plan prior to engaging in any transaction in Affymax stock, and the Company must publicly announce any material amendments to or terminations of such plans.

2.
The Company will maintain a policy prohibiting the Board, senior executive officers, and other employees designated in writing by a member of senior management from holding, directly or indirectly, any Affymax security tied to the performance of Affymax other than Affymax common stock and stock options delivered directly to employees by the Company under the Company's current or future option and incentive plans.

3.
The Company will require pre-approval by the Chief Financial Officer (or his or her designees) of any proposed transactions in Company securities by Section 16 officers and directors that are not executed pursuant to a valid Rule 10b5-1 trading plan.

4.
The Company will prohibit trading of Company securities by Section 16 officers for the period of time beginning no later than the 15th day of the last month of each quarter and ending no earlier than forty-eight hours after the release of earnings each quarter.

5.	During any Company-funded stock buy-back program, no insider shall be permitted to sell stock, except pursuant to a previously established Rule 10b5-1 plan.

6.
The Company will adopt necessary policies and take reasonable steps to ensure that all directors and officers file all trading forms required by the SEC concerning trading by directors, officers, and executive employees of the Company.

7.
If a determination is made by the Chief Financial Officer or the Board, that an individual has failed to comply with the Company's trading policy the Company will make a determination of whether sanctions are appropriate. Such sanctions may include, but are not required to include, disgorgement by the individual to the Company of all profits from the transaction, termination, or other appropriate disciplinary action.

B.	Creation of a Compliance and Risk Management Committee.

1.
Establishment and Purpose: The Board shall establish a standing Compliance and Risk Management Committee ("Compliance Committee"). The Compliance Committee shall assist the Board in overseeing the Company's compliance with all FDA and other relevant regulatory agencies' standards and regulations, risk management, and disclosure policies.

2.	Membership: The Compliance Committee shall be comprised of at least three members of the Board, all of whom are independent and have experience in the pharmaceutical and/or medical field.

1.	The members of the Compliance Committee will receive annual training regarding relevant FDA rules and regulations.

3.	At least one member of the Compliance and Risk Management Committee shall serve concurrently on the Audit Committee.

4.	Responsibilities: The Compliance Committee shall:

a.	stay reasonably apprised of all relevant industry regulations and standards;

b.	meet regularly with the Chief Compliance Officer to ensure that all drug development and manufacturing processes are in compliance with the relevant regulations and standards;

c.
work with senior management to establish and implement an appropriate oversight process, including reasonable mechanisms to inform the Board of material FDA meetings and communications, material reports prepared by the Company and provided to the FDA and other relevant regulatory agencies, the status of the Company's new drug applications, material information from the Company's clinical and pre-clinical trials, and forward-looking statements regarding any drug, medical device or product that the Company develops, the drug development process, and the FDA regulatory process;

d.
immediately bring to the attention of the Audit Committee information concerning the Company's operations that may have a material impact on the Company's financial condition and/or potentially require disclosure to shareholders, including, but not limited to, any issues with product safety, efficacy, or marketability that may incur material costs; and

e.	perform such other functions and have such other powers as may be necessary for efficient discharge of its duties.

5.	Meetings and Procedures:

a.	The Compliance Committee shall hold at least four regularly scheduled meetings each year.

b.
In discharging its responsibilities, the Compliance Committee shall have authority to, as it deems appropriate, select, retain, and/or replace outside advisors to provide independent advice to the Compliance Committee.

c.
The Compliance Committee shall maintain written minutes or other records of its meetings and activities. Minutes of each meeting of the Compliance Committee shall be distributed to each member of the Compliance Committee.

d.	The Chair of the Compliance Committee shall report to the Board following meetings of the Compliance Committee, and as otherwise requested by the Board.

6.	Formal Annual Review Process

a.
The Compliance Committee shall establish, in consultation with the Company's Chief Compliance Officer and Director of Internal Audit (discussed below), a formal annual review of the Company's policies and procedures relating to the public disclosure of material information concerning the Company's products and/or interactions with the FDA, including, but not limited to, material information concerning anticipated or actual NDAs, and material information resulting from the Company's clinical and pre-clinical trials. The Compliance Committee shall specifically review, discuss, and approve the Company's public disclosure policies and procedures to ensure they are designed to comply with all applicable rules and regulations.

C.
Creation of Director of Internal Audit Position. The Company shall create the position of Director of Internal Audit. The role may be performed by an employee, consultant and/or independent contractor, including by a current employee, consultant and/or independent contractor. The Company's outside auditor shall not provide this service.

1.	Responsibilities:

a.	The Director of Internal Audit, who shall be approved by the Board and who will report directly to the Audit Committee at least annually, shall review the Company's internal control environment.

b.	The Director of Internal Audit shall be responsible for devising an Internal Audit Plan for each fiscal year that will be presented to the Audit Committee of the Board.

c.
The Director of Internal Audit shall prepare a written report for each internal audit performed, describing the internal audit's findings, opinions, and recommendations, if any. These written reports shall be directed to the Chief Executive Officer ("CEO"), Chief Financial Officer, and the Audit Committee for review, and, if necessary, remedial action.

D.
Audit Committee Responsibilities. The Audit Committee shall hold executive sessions with the Company's Director of Internal Audit, its independent auditor, and its financial management as a routine item on its agenda for each of its regularly scheduled meetings.

1.	The Audit Committee shall review and pre-approve all material press releases relating to the Company’s financial performance, as well as all SEC filings, prior to public release.

2.
The Audit Committee of the Board shall establish, in consultation with the Company's Chief Compliance Officer and Director of Internal Audit, a set of guidelines to clarify what types of information are material and set forh the Company’s policies regarding the disclosure of such information.